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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) October 2, 2001
                                                          ---------------
                               HEALTHEXTRAS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       0-31014                  52-2181356
      --------                       --------                 ----------
(State or other Jurisdiction of     (Commission             (IRS Employer
incorporation)                      File Number)            Identification No.)

          2273 Research Boulevard, 2nd Floor, Rockville, Maryland 20850
          -------------------------------------------------------------
                    (Address of principal executive offices)

                                 (301) 548-2900
                                 ---------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)




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ITEM 5.     OTHER EVENTS.
            ------------

HealthExtras, Inc. (the "Company"), pursuant to a Securities Purchase Agreement dated September 25, 2001, has completed a private placement of its securities and raised gross proceeds of approximately $12 million. The Company has issued 3,020,782 shares of common stock and has or will issue warrants, exercisable until September 26, 2005, to purchase 845,816 shares of its common stock. In addition, the Company has agreed to register for resale on Form S-3 under the Securities Act of 1933, the shares issued in the private placement and the shares issuable upon exercise of the warrants. The press release announcing this transaction is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            ------------------------------------------------------------------

            (c) Exhibits: The following exhibits are filed as part of this report:

            EXHIBIT NO.       DESCRIPTION
            -----------       -----------

            99.1              Press Release dated September 28, 2001.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 5, 2001                   By: /s/ Michael P. Donovan
                                             -----------------------------
                                             Michael P. Donovan
                                             Chief Financial Officer and
                                             Chief Accounting Officer







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